EXHIBIT 5.1

March 10, 2004

Sunset Financial Resources, Inc.
4231 Walnut Bend
Jacksonville, Florida 32257

Ladies and Gentlemen:

     We have acted as special counsel to Sunset Financial Resources, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-11 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) with an aggregate initial public offering price of up to $201,250,000.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including, without limitation, the Company’s Second Articles of Amendment and Restatement, the Company’s Bylaws, the Registration Statement, resolutions of the Company’s board of directors adopted by unanimous written consents on December 5, 2003 and February 5, 2004, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect relating to the issuance and sale of the Common Stock and matters related thereto (“Resolutions”) and the proposed form of Underwriting Agreement by and between the Company and the several underwriters named herein, for whom W.R. Hambrecht + Co., LLC and J.P. Morgan Securities Inc. will serve as the representatives, filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”). In our examination we have assumed (without any independent investigation) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon (without any independent investigation) certificates or telegraphic or confirmations of public officials and certificates, documents, statements and other information of the Company or its representatives or officers.

     Based upon, subject to and limited by the foregoing, we are of the opinion that following the (i) execution and delivery by the Company of the Underwriting Agreement (ii) effectiveness of the Registration Statement, (iii) issuance of the Shares pursuant to the terms of the

Sunset Financial Resources, Inc.
Form S-11; File No. 333-111018

Underwriting Agreement, and (iv) receipt by the Company of the consideration for the Shares authorized by the Resolutions and provided for in the Underwriting Agreement, the Shares will be validly issued, fully paid, and non-assessable.

     This opinion is being furnished to you for use in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     We are admitted to the bar in the State of Texas, and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Maryland, the statutory provisions of Maryland law, applicable provisions of the Maryland Constitution and reported judicial decisions interpreting those laws, and we express no opinion as to the effect of any other laws on the opinions stated herein.

     The opinions expressed herein are as of the date hereof and are based on the assumptions set forth herein and the laws and regulations currently in effect, and we do not undertake and hereby disclaim any obligation to advise you of any change with respect to any matter set forth herein.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

LOCKE LIDDELL & SAPP LLP

By:	/s/ Bryan L. Goolsby

Name:	Bryan L. Goolsby, Partner